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                        AGREEMENT WITH RESPECT TO SCHEDULE 13D


          The undersigned hereby agree that any Statement on Schedule 13D to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to securities of Diametrics Medical, Inc., a Minnesota corporation, may be filed by BCC Acquisition II LLC on behalf of all of the undersigned.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed in counterparts by their duly authorized signatories as of the 9th day of July 1998.

                              Bay City Capital Management LLC and Bay
                              City Capital LLC

                              By:    /s/ John D. Diekman
                                     -----------------------------------
                              Its:   Manager


                              The Bay City Capital Fund I, L.P.

                              By:    Its General Partner
                                     Bay City Capital Management LLC

                                     By:     /s/ John D. Diekman
                                             -------------------------------
                                     Its:    Manager


                              BCC Acquisition II LLC

                              By:    Its Manager
                                     The Bay City Capital Fund I, L.P.

                                     By:     Its General Partner
                                             Bay City Capital Management LLC

                                             By:    /s/ John D. Diekman
                                                    --------------------------
                                             Its:   Manager